Exhibit 3.79

Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1999)

Jesse White	This space for use by Secretary of State	SUBMIT IN DUPLICATE!
Secretary of State
Department of Business Services	CP0656117	This space for use by Secretary of State
Springfield, IL 62756
http://www.sos.state.il.us		Date

Payment must be made by certified	FILED: 11/04/02	Franchise Tax $ 25.00
check, cashier’s check, Illinois		Filing Fee $ 75.00
attorney’s check, Illinois C.P.A.’s	Jesse White Secretary of State
check or money order, payable to		Approved: KAK
“Secretary of State.”	62530634

1.	CORPORATE NAME:	Kimball Hill Stateway, Inc.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:		C T Corporation System
			First Name	Middle Initial	Last Name
	Initial Registered Office:		c/o C T Corporation System, 208 South LaSalle Street
			Number	Street	Suite #
			Chicago IL	Cook	60604
			City	County	Zip Code

3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.)
Real estate developments and investments and the transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.
4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be issued	Consideration to be Received Therefor
	Common	$ none	1,000	100	$10,000.00

				TOTAL =	$10,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

None

(over)

5. OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: .
(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
Name	Residential Address	City, State, ZIP

6. OPTIONAL:	(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$
(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated November 4, , 2002
(Month & Day) Year
Signature and Name	Address
1.	/s/ James A. Moehling	1.	500 West Madison Street, 40th Floor
Signature	Street
James A. Moehling	Chicago IL 60661-2511
(Type or Print Name)	City/Town State ZIP Code
2.	2.
Signature	Street
I
(Type or Print Name)	City/Town State ZIP Code
3.	3.
Signature	Street

(Type or Print Name)	City/Town State ZIP Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•      The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•      The filing fee is $75.

•      The minimum total due (franchise tax + filing fee) is $100.
(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•      The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
Illinois Secretary of State             Springfield, IL 62756
Department of Business Services Telephone (217) 782-9522 or 782-9523